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                                                                 EXHIBIT 23(iii)

                        CONSENT OF KELLER & COMPANY, INC.


We hereby consent to (i) the inclusion of our Valuation of Employee Stock Ownership Plan dated March 1, 2002 prepared for First Reliance Bank as Exhibit
99.1 to the Registration Statement of First Reliance Bancshares, Inc. on Form SB-2, as amended (the "Registration Statement"), and (ii) the reference made to our firm in the prospectus included in the Registration Statement under the heading "Risk Factors - Arbitrary Offering Price."

KELLER & COMPANY, INC.

/s/ Keller & Company, Inc.

Florence, South Carolina
November 5, 2002

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